Exhibit 99.3

Certain Forward-Looking Information — Reconciliation of Non-GAAP to GAAP

      In an Analyst and Investor Conference Call today, the Company intends to indicate that, with respect to 2004, including acquisitions announced to date, it expects to see consolidated revenue growth of 20-25%, growth in income from continuing operations before restructuring, taxes, non-cash and other items of 25-40% and growth in income from continuing operations in excess of 200%.

      The Company is in the process of completing its strategic planning process for 2004 and 2005 and this guidance is preliminary and subject to numerous assumptions, including the assumption that the primary factor responsible for the difference in growth between income from continuing operations and income from continuing operations before restructuring, taxes, non-cash and other items will be year-to-year decreases in non-cash expenses, including those for depreciation and amortization, stock compensation and content and distribution services.